CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02195) of Gehl Company of our report dated May 25, 2006 relating to the 2005 financial statements of the Gehl Savings Plan, which appears in this Form 11-K.

/s/ Wipfli

Wipfli LLP
Milwaukee, Wisconsin
June 28, 2006